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                                                                     Exhibit 2.2




                            CERTIFICATE OF FORMATION

                                       OF

                               AT&T BROADBAND, LLC


         This Certificate of Formation of AT&T Broadband, LLC (the "LLC"), dated as of March 10, 2000, is being duly executed and filed by Mary M. McChesney, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Sections 18-101, et seq.).

         FIRST. The name of the limited liability company formed hereby is AT&T Broadband, LLC.

         SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                                   -----------------------------
                                                   Name:  Mary M. McChesney
                                                   Authorized Person